Exhibit 5.1

Gill Sippel & Gallagher
ATTORNEYS AT LAW

Thomas J. Sippel	The B&O Railroad Station
Joseph D. Gallagher	98 Church Street
William D. Day	Rockville, Maryland 20850
Telephone: (301) 251-9200
Julie S. Dietrich (Of Counsel)	Fax: (301) 762-6176
John G. Gill, Jr. (Retired)	(301) 340-9444

Members: Maryland and
District of Columbia Bars	www.gillandsippel.com

July 5, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Frozen Food Gift Group Inc., Form S-1/ Registration Statement,
Fourth Amendment

Ladies and Gentlemen:

Our firm is acting as co-counsel with Don Davis, Esquire for Frozen Food Gift Group, Inc.  In our capacity as co-counsel, we refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Frozen Food Gift Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

Our representation of Frozen Food Gift Group, Inc. relates to the examination of copies of the Articles of Incorporation, Bylaws, Initial Stockholders Meeting and Election of Officers and Directors, Certificate of Good Standing, Board Resolutions regarding issuance of stock, stock ledger, all certified by an officer of the corporation as being in full force and effect without any further modification.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and have been issued in the manner described in the Registration Statement and when declared effective by the SEC shall be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Validity of Securities” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas J. Sippel
Thomas J. Sippel
TJS:tm